UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 19, 2011

LiveDeal, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-33937	85-0206668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2490 East Sunset Road, Suite 100, Las Vegas, Nevada	89120
(Address of Principal Executive Offices)	(Zip code)

(702) 939-0230
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Items.

On October 19, 2011, LiveDeal, Inc. (the “Company”) received notice that the NASDAQ Listing Qualifications Panel (the “Panel”) determined to grant the Company’s request for continued listing on The NASDAQ Capital Market subject to the Company’s demonstration of compliance with the applicable minimum stockholders’ equity requirement of $2.5 million by November 30, 2011.  There can be no assurance that the Company will be able to demonstrate compliance by the Panel deadline or that the Panel will grant the Company a further extension in the event compliance is not achieved by November 30, 2011.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release issued October 20, 2011, captioned “NASDAQ Panel Grants LiveDeal’s Request for Continued Listing”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEDEAL, INC.

Date: October 20, 2011	/ s/ Lawrence W. Tomsic
Lawrence W. Tomsic
Chief Financial Officer

 EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued October 20, 2011, captioned “NASDAQ Panel Grants LiveDeal’s Request for Continued Listing”